Report of Independent Auditors

To the Stockholder and Board of Directors of
Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2021 and 2020, for each of the three years in the period ended December 31, 2021, and have issued our report thereon dated March 10, 2022 (included elsewhere in this Registration Statement). Our audits of the consolidated financial statements included the financial statement schedules listed in Item 30(o) of this Registration Statement (the “schedules”). These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s schedules based on our audits.

In our opinion, the schedules present fairly, in all material respects, the information set forth therein when considered in conjunction with the consolidated financial statements.

/s/Ernst & Young LLP

Des Moines, Iowa
April 29, 2022

Schedule I - Summary of Investments - Other Than Investments in Related Parties
December 31, 2021

			Amount as
			shown in the
			consolidated
			statement of
			financial
Type of Investment	Cost	Value	position
	(in millions)
Fixed maturities, available-for-sale:
U.S Treasury securities and obligations of U.S government
corporations and agencies	$1,826.8	$1,937	$1,937
States, municipalities and political subdivisions	8,210.3	9,216.4	9,216.4
Foreign governments	821.6	947.1	947.1
Public utilities	4,455.6	4,894.3	4,894.3
Redeemable preferred stock	99.1	101.0	101.0
All other corporate bonds	34,791.0	37,969.8	37,969.8
Residential mortgage-backed securities	2,296.9	2,342.3	2,342.3
Commercial mortgage-backed securities	5,388.6	5,513.7	5,513.7
Collateralized debt obligations	3,539.1	3,533.5	3,533.5
Other debt obligations	7,368.3	7,441.8	7,441.8
Total fixed maturities, available-for-sale	68,797.3	73,896.9	73,896.9
Fixed maturities, trading	233.3	233.3	233.3
Equity securities:
Banks, trust and insurance companies	490.7	490.7	490.7
Non-redeemable preferred stock	17.5	17.5	17.5
Total equity securities	508.2	508.2	508.2
Mortgage loans	18,908.3	XXXX	18,908.3
Real estate, net:
Other real estate	2,060.6	XXXX	2,060.6
Policy loans	705.0	XXXX	705.0
Other investments	2,836.7	XXXX	2,836.7
Total investments	$94,049.4	XXXX	$99,149.0

Schedule III - Supplementary Insurance Information
As of December 31, 2021 and 2020 and for each of the years ended December 31, 2021, 2020 and 2019

			Contractholder
	Deferred	Future policy	and other
	acquisition	benefits and	policyholder
Segment	costs	claims	funds
	(in millions)
2021:
Retirement and Income Solutions	$819.4	$27,716.5	$35,941.4
U.S. Insurance Solutions	2,929.7	12,262.1	8,039.6
Corporate	—	163.0	2.3
Total	$3,749.1	$40,141.6	$43,983.3

2020:
Retirement and Income Solutions	$730.4	$28,134.1	$35,576
U.S. Insurance Solutions	2,668.1	11,800.3	7,909.5
Corporate	—	169.6	2.3
Total	$3,398.5	$40,104	$43,487.8

Schedule III - Supplementary Insurance Information - (continued)
As of December 31, 2021 and 2020 and for each of the years ended December 31, 2021, 2020 and 2019

				Amortization of
	Premiums and	Net	Benefits, claims	deferred	Other
	other	investment	and settlement	acquisition	operating
Segment	considerations	income (1)	expenses	costs	expenses (1)
	(in millions)
2021:
Retirement and Income
Solutions	$1,883.6	$2,674.4	$3,450.1	$116.8	$1,383
U.S. Insurance Solutions	2,830.4	907.9	3,031.7	167.4	994.4
Corporate	—	51.4	0.8	—	83.0
Total	$4,714	$3,633.7	$6,482.6	$284.2	$2,460.4

2020:
Retirement and Income
Solutions	$3,221	$2,457.6	$4,899.3	$82.2	$1,138.3
U.S. Insurance Solutions	2,659.8	842.0	2,937.2	304.7	932.9
Corporate	—	25.3	1.0	—	21.6
Total	$5,880.8	$3,324.9	$7,837.5	$386.9	$2,092.8

2019:
Retirement and Income
Solutions	$4,862.7	$2,419.9	$6,527.8	$87.8	$1169.7
U.S. Insurance Solutions	2,610.6	846.7	2,639.2	258.0	942.3
Corporate	—	27.3	0.5	—	44.5
Total	$7,473.3	$3,293.9	$9,167.5	$345.8	$2,156.5

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.

Schedule IV - Reinsurance
As of December 31, 2021, 2020 and 2019 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	other	from other		assumed
	amount	companies	companies	Net amount	to net
	($ in millions)
2021:
Life insurance in force	$666,295.1	$383,256	$787.8	$283,826.9	0.3%

Premiums:
Life insurance and annuities	$2,702.4	$494.3	$494.3	$2,702.4	18.3%
Accident and health insurance	2,167.3	155.7	—	2,011.6	—%
Total	$4,869.7	$650	$494.3	$4,714	10.5%

2020:
Life insurance in force	$624,651.7	$376,469	$904.2	$249,086.9	0.4%

Premiums:
Life insurance and annuities	$4,013.7	$452.5	$439.5	$4,000.7	11.0%
Accident and health insurance	2,036.7	156.6	—	1,880.1	—%
Total	$6,050.4	$609.1	$439.5	$5,880.8	7.5%

2019:
Life insurance in force	$576,243.7	$367,748.1	$999.6	$209,495.2	0.5%

Premiums:
Life insurance and annuities	$5,652.7	$406.8	$379.7	$5,625.6	6.7%
Accident and health insurance	2,003.3	155.6	—	1,847.7	—%
Total	$7,656	$562.4	$379.7	$7,473.3	5.1%